POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints DONNA J. ROBERTS, JOHN SCRIVEN or J. PEDRO REINHARD, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-8 and any or all amendments (including post-effective amendments) to such registration statement for shares of the Common Stock, par value $2.50 per share, of The Dow Chemical Company, to be offered pursuant to the 1996-97 Employees' Stock Purchase Plan and the 1996-97 Petrodow Employees' Stock Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.


SIGNATURE                TITLE                    DATE

/s/J. K. BARTON          Director                 February 8, 1996
J. K. Barton

/s/D. T. BUZZELLI        Director and Vice        February 8, 1996
D. T. Buzzelli           President


/s/A. J. CARBONE         Director and Vice        February 8, 1996
A. J. Carbone            President


/s/F. P. CORSON          Director and Vice        February 8, 1996
F. P. Corson             President


/s/J. C. DANFORTH        Director                 February 8, 1996
J. C. Danforth


/s/W. D. DAVIS           Director                 February 8, 1996
W. D. Davis


/s/M. L. DOW             Director                 February 8, 1996
M. L. Dow


/s/J. L. DOWNEY          Director                 February 8, 1996
J. L. Downey


/s/E. C. FALLA           Director and Executive   February 8, 1996
E. C. Falla              Vice President


/s/B. H. FRANKLIN        Director                 February 8, 1996
B. H. Franklin


/s/A. D. GILMOUR         Director                 February 8, 1996
A. D. Gilmour


/s/R. L. KESSELER        Vice President and       February 8, 1996
R. L. Kesseler           Controller


/s/W. J. NEELY           Director                 February 8, 1996
W. J. Neely


/s/M. D. PARKER          Director and Vice        February 8, 1996
M. D. Parker             President


/s/F. P. POPOFF          Director and             February 8, 1996
F. P. Popoff             Chairman of the Board


/s/J. P. REINHARD        Director and Financial   February 8, 1996
J. P. Reinhard           Vice President, Treasurer
                         and Chief Financial Officer


/s/H. T. SHAPIRO         Director                 February 8, 1996
H. T. Shapiro


/s/W. S. STAVROPOULOS    Director and President   February 8, 1996
W. S. Stavropoulos       (Chief Executive
                         Officer)


/s/P. G. STERN           Director                 February 8, 1996
P. G. Stern